UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2002

AMERICA ONLINE LATIN AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 N. Andrews Avenue, Suite 400, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 689-3000

Item 9. Regulation FD Disclosure.

America Online Latin America, Inc. (the “Company”) today announced that Gustavo Benejam, Chief Operating Officer, will be leaving the Company on September 30, 2002 to pursue personal objectives.

To coincide with this development, Charles Herington, President and Chief Executive Officer, will take a more direct role in overseeing the Company’s operations with the goal of streamlining organizational functions and implementing initiatives meant to strengthen the Company’s long-term business fundamentals. In that respect, the position of Chief Operating Officer will not be filled and its functions will be consolidated under Mr. Herington.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc.

(Registrant)

Date: September 26, 2002	/s/ Charles M Herington

Charles M. Herington President and Chief Executive Officer

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